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                                    EXHIBIT 5

                        S O N F I E L D & S O N F I E L D
                           A PROFESSIONAL CORPORATION

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
LEON SONFIELD (1865-1934)                         ATTORNEYS AT LAW                 NEW YORK
GEORGE M. SONFIELD (1899-1967)                                                   LOS ANGELES
ROBERT L. SONFIELD (1893-1972)                 770 SOUTH POST OAK LANE         WASHINGTON, D.C.
       ________________                         HOUSTON, TEXAS 77056
FRANKLIN D. ROOSEVELT, JR. (1914-1988)        EMAIL:SONFIELD@FLASH.NET
                                             TELECOPIER (713) 877-1547
ROBERT L. SONFIELD, JR.                                  _____
MANAGING DIRECTOR                             TELEPHONE (713) 877-8333

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                                 October 1, 1999
Board of Directors
Masterpiece Technology Group, Inc.
455 Wards Corner Road, Suite 700
Loveland, Ohio, 45140

Dear Gentlemen:

         In our capacity as counsel for Masterpiece technology Group, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 500,000 shares of common stock pursuant to the Consulting Agreements as set out and described in the Company's Registration Statement on Form S-8 (File No. 333-74231) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

         (1) The Company is a corporation duly organized and validly existing under the laws of the State of Utah;

         (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Utah with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

         (3) The maximum of 500,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours very truly,

/s/ Sonfield & Sonfield
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SONFIELD & SONFIELD